WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                                                    EXHIBIT 27.1

                         SAFEWAY INC. AND SUBSIDIARIES
                            FINANCIAL DATA SCHEDULE
                     (In millions except per-share amounts)

This schedule contains summary financial information extracted from the condensed consolidated balance sheets and condensed consolidated statements of income on pages 3 through 5 of the Company's Form 10-Q for the quarterly period ending March 26, 1994, and is qualified in its entirety by reference to such financial statements.


                                                                                              March 26,
Item Number                               Item Description                                      1994
- - -----------                               ----------------                                    ---------
5-02(1)              Cash and cash items                                                      $    36.3
5-02(2)              Marketable securities                                                          --
5-02(3)(a)(1)        Notes and accounts receivable - trade                                        124.9
5-02(4)              Allowances for doubtful accounts                                               --
5-02(6)              Inventory                                                                  1,092.8
5-02(9)              Total current assets                                                       1,347.1
5-02(13)             Property, plant and equipment                                              4,202.2
5-02(14)             Accumulated depreciation                                                  (1,686.2)
5-02(18)             Total assets                                                               4,935.2
5-02(21)             Total current liabilities                                                  1,590.7
5-02(22)             Bonds, mortgages and similar debt                                          2,425.5
5-02(28)             Preferred stock - mandatory redemption                                         --
5-02(29)             Preferred stock - no mandatory redemption                                      --
5-02(30)             Common stock                                                                   1.0
5-02(31)             Other stockholders' equity                                                   421.8
5-02(32)             Total liabilities and stockholders' equity                                 4,935.2



                                                                                            12 Weeks Ended
Item Number                               Item Description                                  March 26, 1994
- - -----------                               ----------------                                  --------------
5-03(b)1(a)          Net sales of tangible products                                           $ 3,491.8
5-03(b)1             Total revenues                                                             3,491.8
5-03(b)2(a)          Cost of tangible goods sold                                               (2,540.1)
5-03(b)2             Total costs and expenses applicable to sales and revenues                 (2,540.1)
5-03(b)3             Other costs and expenses                                                       --
5-03(b)5             Provision for doubtful accounts and notes                                      --
5-03(b)(8)           Interest and amortization of debt discount                                   (55.8)
5-03(b)(10)          Income before taxes and other items                                           73.5
5-03(b)(11)          Income tax expense                                                           (31.6)
5-03(b)(14)          Income/loss continuing operations                                             41.9
5-03(b)(15)          Discontinued operations                                                        --
5-03(b)(17)          Extraordinary items                                                            --
5-03(b)(18)          Cumulative effect - changes in accounting principles                           --
5-03(b)(19)          Net income or loss                                                            41.9
5-03(b)(20)          Earnings per share - primary                                                  0.34
5-03(b)(20)          Earnings per share - fully diluted                                            0.34







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